Exhibit 4.18

SEVENTH SUPPLEMENTAL INDENTURE

SEVENTH SUPPLEMENTAL INDENTURE (the “Seventh Supplemental Indenture”), dated as of June 14, 2016, among Petróleos Mexicanos (the “Issuer”), having its principal office at Avenida Marina Nacional No. 329, Colonia Verónica Anzures, 11300 Mexico City, Mexico, Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Credit Suisse AG (the “Principal Swiss Paying Agent”) and UBS AG (the “Swiss Paying Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee previously have entered into an Indenture, dated as of January 27, 2009 (the “Original Indenture”, as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of June 2, 2009, among the Issuer, the Trustee and Deutsche Bank AG, London Branch, by the Second Supplemental Indenture (the “Second Supplemental Indenture”) dated as of October 13, 2009, among the Issuer, Credit Suisse AG and BNP Paribas (Suisse) SA, by the Third Supplemental Indenture (the “Third Supplemental Indenture”) dated as of April 10, 2012 among the Issuer, the Trustee and Credit Suisse AG, by the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) dated as of June 24, 2014, between the Issuer and the Trustee, the Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) dated as of October 15, 2014, between the Issuer and the Trustee, the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) dated as of December 8, 2015, among the Issuer, the Trustee, BNP Paribas (Suisse) SA and Credit Suisse AG, by this Seventh Supplemental Indenture and by any further supplements thereto, the “Indenture”), providing for the issuance from time to time of unsecured bonds, debentures, notes and other evidences of indebtedness (the “Securities”) of the Issuer to be issued in one or more series as provided in the Indenture;

WHEREAS, Section 9.01(5) of the Indenture provides that, subsequent to the execution of the Original Indenture and subject to satisfaction of certain conditions, the Issuer and the Trustee may enter into one or more indentures supplemental to the Original Indenture to amend the Indenture or the Securities of any series in any manner that, as set forth in an officer’s certificate, will not adversely affect the interest of the Holders of any series of Securities in any material respect;

WHEREAS, the Issuer wishes to appoint each of the Principal Swiss Paying Agent and the Swiss Paying Agent as Paying Agent, and, at the Issuer’s request, the Trustee wishes to appoint the Principal Swiss Paying Agent as Authenticating Agent, for the Issuer’s CHF 225,000,000 1.500% Notes due 2018 (the “2018 CHF Notes”) and CHF 150,000,000 2.375% Notes due 2021 (the “2021 CHF Notes” and, together with the 2018 CHF Notes, the “CHF Notes”) to be issued under the Indenture on the date hereof;

WHEREAS, the expression “CHF Notes,” as used herein, shall include any further Securities issued by the Issuer that, in accordance with the terms and conditions of each series of the CHF Notes, are to be consolidated and form a single series with each respective series of the CHF Notes issued on the date hereof; and

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Seventh Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuer, the Trustee, the Principal Swiss Paying Agent and the Swiss Paying Agent hereby agree, for the equal and ratable benefit of all Holders of each series of the CHF Notes, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01.    Defined Terms.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby. All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Seventh Supplemental Indenture.

ARTICLE TWO

APPOINTMENT OF PAYING AGENTS AND AUTHENTICATING AGENT

Section 2.01.    Appointment of Paying Agents.  Pursuant to Section 10.02 of the Indenture, the Issuer hereby appoints the Principal Swiss Paying Agent as principal Paying Agent with respect to the CHF Notes and the Swiss Paying Agent as an additional Paying Agent with respect to the CHF Notes, and each of the Principal Swiss Paying Agent and the Swiss Paying Agent hereby accepts such appointment. Each of the Principal Swiss Paying Agent and the Swiss Paying Agent agrees to perform the duties and obligations of a Paying Agent for the CHF Notes in accordance with, and subject to, the terms and conditions hereof, the Indenture and the CHF Notes.

Section 2.02.    Appointment of Authenticating Agent.  (a)  Pursuant to Section 6.14 of the Indenture, the Trustee, at the Issuer’s request, hereby appoints the Principal Swiss Paying Agent as Authenticating Agent with respect to the CHF Notes, and the Principal Swiss Paying Agent hereby accepts such appointment. The Principal Swiss Paying Agent agrees to perform the duties and obligations of an Authenticating Agent with respect to the CHF Notes in accordance with, and subject to, the terms and conditions hereof, the Indenture and the CHF Notes.

(b)      The Issuer, the Trustee and the Principal Swiss Paying Agent agree that the third, fourth and fifth sentences of Section 6.14 of the Indenture shall not be applicable to the Principal Swiss Paying Agent or any successor to it as principal Paying Agent for the CHF Notes.

Section 2.03.    Rights and Powers of the Principal Swiss Paying Agent and Swiss Paying Agent.  As Paying Agent and Authenticating Agent for the CHF Notes, the Principal Swiss Paying Agent shall have all rights, powers and duties applicable to a Paying Agent and an Authenticating Agent under the Indenture. As Paying Agent for the CHF Notes, the Swiss Paying Agent shall have all rights, powers and duties applicable to a Paying Agent under the Indenture.

ARTICLE THREE

DUTIES OF THE PRINCIPAL SWISS PAYING AGENT AND SWISS PAYING AGENT

Section 3.01.    Duties of the Principal Swiss Paying Agent.  The Principal Swiss Paying Agent agrees that in its capacity as principal Paying Agent for the CHF Notes, it shall have the following duties, in addition to the duties set forth in the Indenture and the CHF Notes:

(a)      to receive from the Issuer the amounts due under the CHF Notes and make payments in accordance with, and subject to, the terms and conditions hereof, the Indenture and the CHF Notes;

(b)      to hold all sums received by it as Paying Agent for the payment of the principal of or interest on any CHF Notes (whether such sums have been paid to it by or on behalf of the Issuer or by any other obligor on the CHF Notes) in trust for the benefit of the Holders of each series of the CHF Notes or of the Trustee;

(c)      to give the Trustee written notice of any failure by the Issuer (or by any other obligor on the CHF Notes) to make any payment of the principal of or interest on the CHF Notes (including Additional Amounts) and any other payments to be made by or on behalf of the Issuer under the Indenture or the CHF Notes when the same shall be due and payable;

(d)      to effect exchanges of CHF Notes in accordance with the terms of the CHF Notes and the Indenture;

(e)      to receive notices from the Holders of each series of the CHF Notes and publish any notices required to be given to the Holders of each series of the CHF Notes in accordance with the terms of the CHF Notes; and

(f)      to comply with all other duties that under the Indenture are to be performed by a Paying Agent with respect to the CHF Notes.

Section 3.02.    Additional Obligations of the Principal Swiss Paying Agent and Swiss Paying Agent.  Subject to the provisions of Section 10.03 of the Indenture, each of the Principal Swiss Paying Agent and the Swiss Paying Agent shall (a) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (b) during the continuance of any default by the Issuer (or any other obligor on the CHF Notes) in the making of any payment in respect of either series of the CHF Notes, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Principal Swiss Paying Agent or Swiss Paying Agent, as the case may be, for payment in respect of the applicable series of CHF Notes.

Section 3.03.    Compliance with Indenture.  Except as otherwise provided in Section 2.02(b) of this Seventh Supplemental Indenture, the Principal Swiss Paying Agent shall comply with all duties that under the Indenture are to be performed by an Authenticating Agent with respect to the CHF Notes.

ARTICLE FOUR

COMPENSATION AND INDEMNIFICATION

Section 4.01.    Compensation and Indemnification of the Principal Swiss Paying Agent and Swiss Paying Agent.  The Issuer agrees:

(a)      to pay to the Principal Swiss Paying Agent for its account and the account of the Swiss Paying Agent as compensation for their respective services hereunder, per Event (as defined below), to the extent each such Paying Agent provides services hereunder in connection with such Event, an amount equal to 0.01 percent of the nominal amount of the CHF Notes, such payment to be made in immediately available funds in Swiss francs. An “Event” means the payment of interest on, or the redemption or repayment of principal of, the CHF Notes;

(b)      to indemnify the Principal Swiss Paying Agent and its directors, officers, agents and employees for, and to hold it harmless against, any and all loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the performance of its duties and powers as Paying Agent and Authenticating Agent under the Indenture, including the reasonable and duly documented costs and expenses of defending itself against or investigating any claim or liability; and

(c)      to indemnify the Swiss Paying Agent and its directors, officers, agents and employees for, and to hold it harmless against, any and all loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the performance of its duties and powers as Paying Agent under the Indenture, including the reasonable and duly documented costs and expenses of defending itself against or investigating any claim or liability.

ARTICLE FIVE

MISCELLANEOUS

Section 5.01.      Effect of Supplemental Indenture.  This Seventh Supplemental Indenture supplements the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture, and shall be a part, and subject to all the terms, thereof. The Original Indenture, as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and this Seventh Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture and this Seventh Supplemental Indenture, shall be read, taken and construed as one and the same instrument. All provisions included in this Seventh Supplemental Indenture supersede any conflicting provisions included in the Original Indenture unless not permitted by law. The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Seventh Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Seventh Supplemental Indenture.

Section 5.02.    Governing Law.  This Seventh Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, except that all matters relating to the authorization and execution of this Seventh Supplemental Indenture and the CHF Notes by the Issuer will be governed by the laws of Mexico.

Section 5.03.    Notices.  All notices and communications hereunder shall be given in the manner set forth in Section 1.05 of the Indenture. Each notice or communication to the Principal Swiss Paying Agent or the Swiss Paying Agent shall be given by delivery to the Principal Swiss Paying Agent at its address below:

Credit Suisse AG

Uetlibergstr. 231

8070 Zurich

Switzerland

Section 5.04.    Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of this Seventh Supplemental Indenture.

Section 5.05.    Counterparts.  The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them shall represent the same agreement.

Section 5.06    Liability of Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

IN WITNESS WHEREOF, the parties have caused this Seventh Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PETRÓLEOS MEXICANOS

By: /s/ CARLOS CARAVEO SÁNCHEZ
Name:	Carlos Caraveo Sánchez
Title:	Associate Managing Director of Finance of Petróleos Mexicanos

[Signature page to Seventh Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/S/ JEFFREY SCHOENFELD
Name: Jeffrey Schoenfeld
Title: Vice President

By:	/S/ DEBRA A. SCHWALB
Name: Debra A. Schwalb
Title: Vice President

[Signature page to Seventh Supplemental Indenture]

CREDIT SUISSE AG, as
Principal Swiss Paying Agent

By:	/S/ WALTER HÜNI
Name: Walter Hüni
Title: Director

By:	/S/ JÖRG NUBBEMEIER
Name: Jörg Nubbemeier
Title: Vice President

[Signature page to Seventh Supplemental Indenture]

UBS AG, as
Swiss Paying Agent
(represented by Credit Suisse AG by way of power of attorney)

By:	/S/ WALTER HÜNI
Name: Walter Hüni
Title: Director

By:	/S/ JÖRG NUBBEMEIER
Name: Jörg Nubbemeier
Title: Vice President

[Signature page to Seventh Supplemental Indenture]